EXHIBIT 23.2



The Stockholders and Board of Directors
United Road Services, Inc.:

We consent to incorporation by reference in the Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form S-1 (No. 333-56603) of United Road Services, Inc. of (i) our report dated March 5, 1999, except as to Note 16(b), which is as of March 16, 1999, relating to the consolidated balance sheets of United Road Services, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from July 25, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, and the financial statement schedule listed in the Index at Item 14(a)(2), which report appears in the December 31, 1998 annual report on Form 10-K of United Road Services, Inc.,
(ii) our report dated November 12, 1998, with respect to the balance sheets of Pilot Transport, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended; our report dated December 11, 1998, with respect to balance sheets of MPG Transco, Ltd. as of July 31, 1997 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years then ended, which reports appear in the United Road Services, Inc. Current Report on Form 8-K/A dated as of December 9, 1998 and filed on January 11, 1999, (iii) our report dated July 31, 1998, with respect to the combined balance sheets of Northland Auto Transporters, Inc. and Northland Fleet Leasing, Inc. as of December 31, 1996 and 1997 and May 5, 1998, and the related combined statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998; our report dated July 27, 1998, with respect to the balance sheets of Falcon Towing and Auto Delivery, Inc. as of December 31, 1996 and 1997 and May 5, 1998, and the related statements of operations, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998; our report dated August 14, 1998, with respect to the consolidated balance sheets of Smith-Christensen Enterprises, Inc. and subsidiary as of January 31, 1997, December 31, 1997 and May 5, 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended January 31, 1996 and 1997, the twelve-month period ended December 31, 1997, and for the period from January 1, 1998 through May 5, 1998; our report dated August 21, 1998, with respect to the combined balance sheets of Caron Auto Works, Inc. and Caron Auto Brokers, Inc. as of September 30, 1996 and 1997 and May 5, 1998, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1997 and for the period from October 1, 1997 through May 5, 1998; our report dated July 24, 1998, with respect to the balance sheets of Absolute Towing and Transporting, Inc. as of December 31, 1996 and 1997 and May 5, 1998 and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 5, 1998; our report dated July 31, 1998, with respect to the consolidated balance sheets of ASC Transportation Services and subsidiary as of December 31, 1997 and May 5, 1998, and the related consolidated statements of operations, stockholder's deficit, and cash flows for the year ended December 31, 1997 and for the period from January 1, 1998 through May 5, 1998; our report dated August 14, 1998, with respect to the balance sheet of Silver State Tow and Recovery, Inc. as of May 5, 1998, and the related statement of operations, stockholder's deficit, and cash flows for the period from January 1, 1998 through May 5, 1998; our report dated August 7, 1998, with respect to the consolidated balance sheet of E&R Towing & Garage, Inc. and subsidiaries as of February 28, 1998, and the related consolidated statements of operations and retained earnings, and cash flows for the year then ended; our report dated August 7, 1998, with respect to the balance sheet of Environmental Auto Removal, Inc. as of December 31, 1997, and the related statements of operations and retained earnings, and cash flows for the year then ended; our report dated July 2, 1998, except for note 8, which is as of July 14, 1998, with respect to the balance sheet of Neil's Used Truck & Car Sales, Incorporated as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended; our report dated June 12, 1998, with respect to the combined balance sheet of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended; our report dated August 19, 1998, with respect to the balance sheet of Car Transporters Corporation as of December 31, 1997, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended; our report dated August 13, 1998, with respect to the balance sheet of Schroeder Auto Carriers, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended; our report dated January 16, 1998, except as to note 13(b), which is as of May 6, 1998, with respect to the balance sheets of Keystone Towing, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholder's equity, and cash flows for the years then ended; our report dated July 31, 1998, with respect to the balance sheet of Fast Towing, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended; our report dated July 31, 1998, with respect to the balance sheet of Alert Auto Transport, Inc. as of May 31, 1998, and the related statements of earnings and retained earnings, and cash flows for the year then ended, which reports appear in the prospectus dated April 26, 1998, included in Post-Effective Amendment No. 2 to the United Road Services, Inc. registration statement on Form S-1 (No. 333-65563), and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG LLP


Albany, New York
May 20, 1999